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                                                                    Exhibit 10.3

                               FIFTH AMENDMENT TO
                            LINE OF CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO LINE OF CREDIT AGREEMENT ("Amendment") is made as of the 4th day of April, 1998, among D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, with its principal place of business located at 5811 Canal Road, Suite 180, Valley View, Ohio 44125 (the "Borrower"), as borrower, NATIONAL CITY BANK, formerly known as National City Bank of Columbus, a national banking association, with its principal office located at 155 East Broad Street, Columbus, Ohio 43251 ("NCB"), and OLD KENT BANK, formerly known as Old Kent Bank and Trust Company, a Michigan banking corporation, with its principal office located at One Vandenberg Center, Grand Rapids, Michigan 49503 ("Old Kent"), as lenders (NCB and Old Kent each herein, separately, called a "Bank" and, collectively, called the "Banks"), and NCB, as agent for itself and Old Kent (the "Agent").

                                    RECITALS

         A. The Banks and the Borrower have entered into a certain Line of Credit Agreement for Real Estate Loans dated as of April 28, 1995, as amended by the First Amendment to Line of Credit Agreement dated as of September 15, 1995, as further amended by the Second Amendment to Line of Credit Agreement dated as of December 22, 1995, as further amended by the Third Amendment to Line of Credit Agreement dated as of December 23, 1996 and as further amended by the Fourth Amendment to Line of Credit Agreement dated as of October 24, 1997 (collectively, the "Loan Agreement"), pursuant to which the Banks have loaned to the Borrower an aggregate principal amount of Seven Million Nine Hundred Seventy-Five Thousand Dollars ($7,975,000.00) (the "Loan").

         B. The Loan is evidenced by two (2) Mortgage Notes dated April 28, 1995, by the Borrower to each of NCB and Old Kent, each in the original principal amount of One Million Six Hundred Eighty-Seven Thousand Five Hundred Dollars ($1,687,500.00) and two (2) Mortgages Notes dated September 15, 1995, by the Borrower to each of NCB and Old Kent, each in the original principal amount of Two Million Three Hundred Thousand Dollars ($2,300,000.00) (collectively, the "Notes").

         C. The Banks and the Borrower have agreed to certain amendments with respect to the Loan.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks agree as follows:

         1. CASH FLOW. Section 7.1 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

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                  7.1 CASH FLOW. Permit the ratio of (a) the sum of its net
         income for the preceding twelve (12) month period plus its depreciation expense and amortization expense for the same period to (b) the sum of scheduled principal payments of Indebtedness for the same period plus one hundred percent (100%) of its total capital expenditures for the same period to be less than 1.0 to 1.0 as measured at the end of the fiscal quarter ending April 4, 1998 through the last fiscal quarter of 1998. For each fiscal quarter thereafter, such ratio shall not be less than 2.0 to 1.0.

         2. Fixed Charge Coverage. Section 7.2 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.2 FIXED CHARGE COVERAGE. Permit the ratio of (a) the sum of its net income before taxes for the preceding twelve (12) month period plus its interest, rent and lease expense for the same period to (b) the sum of its interest, rent and lease expense for the same period to be less than 1.25 to 1.0 effective at the end of the fiscal quarter ending April 4, 1998 and at the end of each fiscal quarter of the Borrower thereafter.

         3. Minimum Tangible Net Worth. Section 7.3 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.3 MINIMUM TANGIBLE NET WORTH. Permit its tangible net worth to be less than $37,000,000.00 PLUS the sum of all Net Income Adjustments as calculated quarterly commencing with the fiscal quarter ending April 4, 1998. As used herein, "Net Income Adjustment" shall mean an amount equal to fifty percent (50%) of the Borrower's net income as measured at the end of each fiscal quarter commencing with the fiscal quarter ending April 4, 1998. For purposes of this Agreement, losses shall be considered zero (0) net income for the determination of a change in the required minimum tangible net worth and tangible net worth shall be defined as shareholders' equity minus intangible assets such as goodwill, Restricted Investments, capitalized loan fees, underwriters' discounts, non-compete agreements and deferred costs.

         4. CAPITAL EXPENDITURES. Section 7.4 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.4 CAPITAL EXPENDITURES. Make capital expenditures for real estate, machinery, equipment, vehicles, furniture, fixtures, leasehold improvements or any other fixed assets in an aggregate amount greater than Five Million Dollars ($5,000,000.00) during any one (1) fiscal year commencing with fiscal year 1998. No unused portion of any capital expenditure allowance provided for in this Section 7.4 for any fiscal year shall be available to the Borrower for use in any subsequent fiscal year.

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         5. RATIFICATION AND CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES.
The Loan Agreement is in all respects ratified and confirmed by the parties hereto, and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement. The Borrower hereby acknowledges and certifies that all other representations and warranties made in the Loan Agreement continue to be true and correct as of the date hereof and that there are no defaults existing under the covenants or other terms of the Loan Agreement. The Borrower hereby ratifies and confirms the Borrower's obligations and all liability to the Banks under the terms and conditions of the Loan Agreement and the Notes, and acknowledges that the Borrower has no defenses to or rights of setoff against the Borrower's obligations and all liability to the Banks thereunder. The Borrower hereby further acknowledges that the Banks have performed all of the Banks' obligations to date under the Loan Agreement.

         6. REFERENCES TO LOAN AGREEMENT. All references in each of the Notes to the Loan Agreement shall mean and refer to the Loan Agreement, as amended by this Amendment.

         7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each in manner and form sufficient to bind them and duly authorized in the premises as of the day and year first above written.

NATIONAL CITY BANK, formerly known   D.I.Y. HOME WAREHOUSE, INC.
as National City Bank of Columbus

By: /s/  Joseph L. Kwasny            By: /s/  Clifford L. Reynolds
   -----------------------------        ---------------------------------
Name:    Joseph L. Kwasny            Name:    Clifford L. Reynolds
     ---------------------------          -------------------------------
Its:     Vice President              Its:     President
    ----------------------------         --------------------------------

OLD KENT BANK, formerly known as     NATIONAL CITY BANK, formerly known
Old Kent Bank and Trust Company      as National City Bank of Columbus, as Agent

By: /s/  Timothy O'Rourke            By: /s/  Joseph L. Kwasny
   -----------------------------        ---------------------------------
Name:    Timothy O'Rourke            Name:    Joseph L. Kwasny
     ---------------------------          -------------------------------
Its:     Vice President              Its:     Vice President
    ----------------------------         --------------------------------


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